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Exhibit 21.1

	Name of Entity	Jurisdiction of Incorporation or Organization
1.	DISA LLC	Delaware
2.	Fonohits Music Publishing Inc.	California
3.	Fonomusic Inc.	California
4.	Fonovisa Argentina	Argentina
5.	Fonovisa de CentroAmerica, S.A.	Costa Rica
6.	Fonovisa, Inc.	California
7.	Galavision, Inc.	Delaware
8.	HPN Numbers, Inc.	Delaware
9.	KAKW License Partnership, L.P.	California
10.	KDTV License Partnership, G.P.	California
11.	KFTV License Partnership, G.P.	California
12.	KMEX License Partnership, G.P.	California
13.	KTVW License Partnership, G.P.	California
14.	KUVI License Partnership, G.P.	California
15.	KUVN License Partnership, L.P.	California
16.	KUVS License Partnership, G.P.	California
17.	KWEX License Partnership, L.P.	California
18.	KXLN License Partnership, L.P.	California
19.	Notivision S.A. de C.V.	Mexico
20.	PTI Holdings, Inc.	Delaware
21.	Songs of Univision Inc.	Delaware
22.	Spanish Subscription Television, LLC	Delaware
23.	St. Louis/Denver LLC	Delaware
24.	Station Works, LLC	Delaware
25.	Sunshine Acquisition Corp.	California
26.	Telefutura Bakersfield LLC	Delaware
27.	Telefutura Boston LLC	Delaware
28.	Telefutura Chicago LLC	Delaware
29.	Telefutura D.C. LLC	Delaware
30.	Telefutura Dallas LLC	Delaware
31.	Telefutura Fresno LLC	Delaware
32.	Telefutura Houston LLC	Delaware
33.	Telefutura Los Angeles LLC	Delaware
34.	Telefutura Miami LLC	Delaware
35.	Telefutura Network Inc.	Delaware
36.	Telefutura of San Francisco, Inc.	Delaware
37.	Telefutura Orlando, Inc.	Delaware
38.	Telefutura Partnership of Douglas	Delaware
39.	Telefutura Partnership of Flagstaff	Delaware
40.	Telefutura Partnership of Floresville	Delaware
41.	Telefutura Partnership of Phoenix	Delaware
42.	Telefutura Partnership of San Antonio	Delaware
43.	Telefutura Partnership of Tucson	Delaware
44.	Telefutura Sacramento LLC	Delaware
45.	Telefutura San Francisco LLC	Delaware
46.	Telefutura Southwest LLC	Delaware
47.	Telefutura Tampa LLC	Delaware
48.	Telefutura Television Group, Inc.	Delaware
49.	The Univision Network Limited Partnership	Delaware
50.	Univision Acquisition Corporation	Delaware

51.	Univision Atlanta LLC	Delaware
52.	Univision Cleveland LLC	Delaware
53.	Univision Investments, Inc.	Delaware
54.	Univision Management Co.	Delaware
55.	Univision Melodies Inc.	Delaware
56.	Univision Music Group Mexico S.A. de C.V. (formerly Fonovisa S.A de C.V.)	Mexico
57.	Univision Music LLC	Delaware
58.	Univision Music Publishing Mexico S.A. de C.V. (formerly America Musical S.A. de C.V.)	Mexico
59.	Univision Music, Inc.	Delaware
60.	Univision New York LLC	Delaware
61.	Univision of Atlanta Inc.	Delaware
62.	Univision of New Jersey Inc.	Delaware
63.	Univision of Puerto Rico Inc.	Delaware
64.	Univision Online, Inc.	Delaware
65.	Univision Philadelphia LLC	Delaware
66.	Univision Songs, Inc.	Delaware
67.	Univision Television Group, Inc.	Delaware
68.	Univision Texas Stations LLC	Delaware
69.	Univision-EV Holdings, LLC	Delaware
70.	UNLP Mexico, S.A. de C.V.	Mexico
71.	UVN Texas L.P.	Delaware
72.	Vision Latina S.A. de C.V.	Mexico
73.	WGBO License Partnership G.P.	California
74.	WLTV License Partnership, G.P.	California
75.	WXTV License Partnership G.P.	California

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  Exhibit 21.1